As filed with the Securities and Exchange Commission on January 3, 2001
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        PINNACLE WEST CAPITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

        ARIZONA                                                86-0512431
------------------------                                     ----------------
(State of incorporation)                                     (I.R.S. Employer
                                                          Identification Number)

                          400 East Van Buren, Suite 700
                             Phoenix, Arizona 85004
                                 (602) 379-2500
               --------------------------------------------------
               (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                                MATTHEW P. FEENEY
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-0001
                                 (602) 382-6239
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                   ----------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

                                   ----------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 464(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.[ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                   ----------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                             Proposed Maximum      Proposed Maximum
 Title of Securities To    Amount To Be          Offering        Aggregate Offering      Amount of
      Be Registered       Registered(1)     Price Per Share(2)         Price(2)       Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock,
No Par Value              19,460 shares        $   46.91            $912,868.60          $   229
========================================================================================================

(1) Shares of common stock that may be offered pursuant to this Registration Statement consist entirely of shares of common stock issued to former directors of the Company under an amendment to the Pinnacle West Capital Corporation and Arizona Public Service Company Directors' Retirement Plan.
(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of common stock on the New York Stock Exchange on January 2, 2001.

                                   ----------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE AN OFFER OR SALE IS PROHIBITED.

                  Subject to completion, dated January 3, 2001


Prospectus

                        PINNACLE WEST CAPITAL CORPORATION
                              19,460 Common Shares

     This prospectus relates to shares of our common stock that may be sold by the selling stockholders named under the section of this prospectus entitled "Selling Stockholders." The selling stockholders may sell some or all of the common stock through ordinary brokerage transactions, directly to market makers of our shares, or through any of the other means described in the section entitled "Plan of Distribution" beginning on page 3.

     The selling stockholders will receive all of the proceeds from the sale of the common stock, less any brokerage or other expenses of sale incurred by them. We are paying for the costs of registering the shares covered by this prospectus.

     Our common stock is traded on the New York Stock Exchange under the symbol "PNW." The closing sale price of our common stock as reported by the New York Stock Exchange on January 2, 2001 was $ 46.375 per share.

                                   ----------

Neither the Securities and Exchange Commission nor any state securities commission has approved the sale of the common stock or determined that the information in this prospectus is accurate or complete. It is illegal for any person to tell you otherwise.

                                   ----------


            The date of this prospectus is ______________ ____, 2001.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Forward-Looking Statements.................................................... 1
Where You Can Find More Information........................................... 2
Business of Pinnacle West Capital Corporation................................. 2
Use of Proceeds............................................................... 3
Selling Stockholders.......................................................... 3
Plan of Distribution.......................................................... 3
Experts....................................................................... 4
Legal Opinions................................................................ 4

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

The common stock is not being offered in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any accompanying prospectus supplement, and the additional information described under the heading "Where You Can Find More Information" may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to our management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," or similar expressions, we are making forward-looking statements.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties, and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include, but are not limited to:

     *    the ongoing restructuring of the electric industry;

     *    the outcome of regulatory proceedings relating to our restructuring;

     *    regulatory, tax, and environmental legislation;

     * our ability to successfully compete outside our traditional regulated markets;

     *    regional economic conditions, which could affect customer growth;

     *    the cost of debt and equity capital;

     *    weather variations affecting customer usage;

     *    technological developments in the electric industry;

     *    the successful completion of large-scale construction projects;

     *    the  value  of  El  Dorado  Investment   Company's   investment  in  a
          technology-related venture capital partnership;

     *    successfully managing market risks;

     *    the strength of the real estate market; and

     * other uncertainties, all of which are difficult to predict and many of which are beyond our control.

     You are cautioned not to put undue reliance on any forward-looking statement. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus and any prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE INFORMATION

     We file annual, quarterly, and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site: http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Reports and other information concerning us can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94104.

INCORPORATION BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all securities are sold under this prospectus.

     *    Annual  Report on Form 10-K for the  fiscal  year ended  December  31,
          1999;

     * Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2000;

     *    Current Reports on Form 8-K dated July 12 and October 26, 2000; and

     * The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, except for the reference to transfer agents and registrars for the Common Stock contained therein and of the Company's Preferred Share Purchase Rights included in its Registration Statement on Form 8-A, File No. 1-8962, as filed on March 31, 1989, and a Form 8 Amendment thereto as filed on August 29, 1991.

     You may request a copy of these filings and will receive a copy of these filings, at no cost, by writing or telephoning us at the following address:

          Pinnacle West Capital Corporation
          Office of the Secretary
          Station 9046
          P.O. Box 53999
          Phoenix, Arizona 85072-3999
          (602) 250-5608

                  BUSINESS OF PINNACLE WEST CAPITAL CORPORATION

     We were incorporated in 1985 under the laws of Arizona and are engaged, through our subsidiaries, in the generation, transmission, and distribution of electricity and energy products and services; in real estate development; and in venture capital investment. Our principal executive offices are located at 400 East Van Buren, Suite 700, Phoenix, Arizona 85004, 602-379-2500.

     The following information describes our subsidiaries. Arizona Public Service Company (APS), our major subsidiary and Arizona's largest electric utility, provides retail and wholesale electric service to the entire state with the exception of Tucson and about one-half of the Phoenix area. APS also generates, sells, and delivers electricity to wholesale customers in the western United States. SunCor Development Company is a developer of residential, commercial, and industrial real estate projects in Arizona, New Mexico, and Utah. El Dorado Investment Company is primarily a venture capital firm. APS Energy Services Company, Inc. was formed in 1998 and sells energy and related products and services in competitive retail markets in the western United States. Pinnacle West Energy Corporation, which was formed in 1999, is the subsidiary through which we intend to conduct our unregulated generation operations.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of any shares offered by this prospectus.

                              SELLING STOCKHOLDERS

     The following table provides information about the selling stockholders as of December 1, 2000. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below, or by pledgees, donees, transferees or other successors in interest to them.

     The shares shown as offered under this prospectus by the selling stockholders named below have been issued to the selling stockholders pursuant to the Pinnacle West Capital Corporation and Arizona Public Service Company Directors' Retirement Plan.

                                                                         Shares Owned
                                                                        After Offering      Percentage of
                                                   Maximum Number of    (Assuming all     Common Stock
Name of Selling               Shares Owned         Shares to be Sold    shares offered      Owned After
Stockholder(1)           Prior to this Offering    in this Offering        are sold)         Offering
--------------           ----------------------    ----------------        ---------         --------
Marianne M. Jennings               749                 1,080                   749             (2)
Robert E. Keever                   133                   790                   133             (2)
Donald M. Riley                      0                 1,870                     0             (2)
Quentin P. Smith, Jr             18.68                   400                 18.68             (2)
Dianne C. Walker                   782                   530                   782             (2)
John R. Norton III              28,133                 2,350                28,133             (2)
Wilma W. Schwada                 1,200                 2,690                 1,200             (2)
Donald N. Soldwedel             12,668                 3,040                12,668             (2)
Douglas J. Wall                  3,038                 3,110                 3,038             (2)
Ben F. Williams, Jr                882                 3,600                   882             (2)

----------
(1) Each of the selling stockholders named above is a former director of Pinnacle West Capital Corporation and/or Arizona Public Service Company.
(2) Subsequent to the offering, each of the selling stockholders will hold less then one percent of our outstanding common stock.

                    PLAN OF DISTRIBUTIONPLAN OF DISTRIBUTION

     The selling stockholders, their pledgees, donees, transferees or other successors in interest may from time to time offer and sell all or a portion of the shares in transactions on the New York Stock Exchange, or on any other securities exchange or market on which the common stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then-current market price or at negotiated prices. The selling stockholders or their pledgees, donees, transferees or other successors in interest may sell their shares directly or through agents or broker-dealers acting as principal or agent, or in block trades or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. Each of the selling stockholders and their pledgees, donees, transferees or other successors in interest reserves the right to accept or reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents.

     Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of the shares of common stock for whom such broker-dealers may act as agents to whom they may sell as principals, or both (which compensation, as a particular broker-dealer, might be in excess of customary commissions).

     In connection with distributions of the shares, any selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. Any selling stockholder also may sell the shares short and deliver the shares to close out such short positions. Any selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, which may then resell or otherwise transfer such shares. Any selling stockholder also may loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default may sell or otherwise transfer the pledged shares. The activities are limited by the purchase agreement between us and the selling stockholders during periods when the conversion price is subject to periodic adjustment.

     The selling stockholders, any agents, dealers or underwriters that participate with the selling stockholders in the resale of the shares of common stock and the pledgees, donees, transferees or other successors in interest of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which case any commissions received by such agents, dealers or underwriters and a profit on the resale of the shares of common stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

     In order to comply with the securities laws of particular states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

     There is no assurance that the selling stockholders will sell any or all of the shares.

     In addition to selling their common stock under this prospectus, the selling stockholders may:

     * transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or

     *    sell their common stock under Rule 144 of the Securities Act.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS

     Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004 will opine on the validity of the common stock offered under this prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee..............    $   229
Printing, engraving, and postage expenses........................     15,000   *
Legal fees and expenses..........................................      5,000   *
Accounting fees and expenses.....................................     15,000   *
Rating Agency fees and expenses..................................         --
Trustee's fees and expenses......................................         --
Blue Sky fees and expenses.......................................         --
Miscellaneous....................................................      4,771   *
                                                                     -------
         Total...................................................    $40,000   *
                                                                     =======
----------
*    Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The law of Arizona permits extensive indemnification of present and former directors, officers, employees or agents of an Arizona corporation, whether or not authority for such indemnification is contained in the indemnifying corporation's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers, under certain circumstances, is contained in Article Eleventh of the Company's Articles of Incorporation. In addition, Section 7.01 of the Company's bylaws provides that the Company will indemnify present and former directors and officers to the fullest extent permitted by Arizona law.

     Under the Arizona Business Corporation Act (the "ABCA"), in order for a corporation to indemnify a director or officer, a majority of the corporation's disinterested directors, independent legal counsel, or the shareholders must find that the conduct of the individual to be indemnified was in good faith and that the individual reasonably believed that the conduct was in the corporation's best interests (in the case of conduct in an "official capacity" with the corporation) or that the conduct was at least not opposed to the corporation's best interests (in all other cases). In the case of any criminal proceeding, the finding must be to the effect that the individual had no reasonable cause to believe the conduct was unlawful. Indemnification is permitted with respect to expenses, judgments, fines, and amounts paid in settlement by such individuals.

     Indemnification under the ABCA is permissive, except in the event of a successful defense, in which case a director or officer must be indemnified against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, the ABCA requires Arizona corporations to indemnify any "outside director" (a director who is not an officer, employee, or holder of five percent or more of any class of the corporation's stock) against liability unless (i) the corporation's articles of incorporation limit such indemnification, (ii) the outside director is adjudged liable in a proceeding by or in the right of the corporation or in any other proceeding charging improper personal benefit to the director, or (iii) a court determines, before payment to the outside director, that the director failed to meet the standards of conduct described in the preceding paragraph. A court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in light of all of the relevant circumstances, whether or not the individual has met the standards of conduct in this and the preceding paragraph.

     In connection with the offering made by the prospectus which is a part of this registration statement, as it may be amended or supplemented, the underwriters of the securities, pursuant to the relevant underwriting agreement, will severally agree to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed this registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended (the "Act"), against certain losses, claims, damages, or liabilities, including liabilities under the Act, that arise out of or are based upon written information furnished by such underwriters to the Company for use in this registration statement or in such prospectus.

     Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 16. EXHIBITS.

      EXHIBIT              DESCRIPTION
      -------              -----------
        5.1         Opinion of Snell & Wilmer L.L.P.
       23.1         Consent of Deloitte & Touche LLP.
       23.2         Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
       24.1         Power of Attorney (included on signature page).

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on the 3rd day of January, 2001.

                                        PINNACLE WEST CAPITAL CORPORATION



                                        By: William J. Post
                                           -------------------------------------
                                           (William J. Post, President
                                           and Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Chris N. Froggatt, Barbara M. Gomez, and Michael V. Palmeri and each of them, as attorneys-in-fact, to sign in his or her name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement, and any related Rule 462(b) registration statement or amendment thereto.

         SIGNATURE                            TITLE                              DATE
         ---------                            -----                              ----


        William J. Post             Principal Executive Officer              January 3, 2001
-------------------------------             and Director
       (William J. Post,
   Chief Executive Officer)

      Michael V. Palmeri            Principal Financial Officer              January 3, 2001
-------------------------------
     (Michael V. Palmeri,
   Vice President, Finance)

       Chris N. Froggatt            Principal Accounting Officer             January 3, 2001
-------------------------------
      (Chris N. Froggatt,
Vice President and Controller)

     Edward N. Basha, Jr.                    Director                        January 3, 2001
-------------------------------
    (Edward N. Basha, Jr.)

     Michael L. Gallagher                    Director                        January 3, 2001
-------------------------------
    (Michael L. Gallagher)

         Pamela Grant                        Director                        January 3, 2001
-------------------------------
        (Pamela Grant)

     Roy A. Herberger, Jr.                   Director                        January 3, 2001
-------------------------------
    (Roy A. Herberger, Jr.)

        Martha O. Hesse                      Director                        January 3, 2001
-------------------------------
       (Martha O. Hesse)

   William S. Jamieson, Jr.                  Director                        January 3, 2001
-------------------------------
  (William S. Jamieson, Jr.)


       Humberto S. Lopez                     Director                       January 3, 2001
-------------------------------
      (Humberto S. Lopez)

       Robert G. Matlock                     Director                       January 3, 2001
-------------------------------
      (Robert G. Matlock)

       Kathryn L. Munro                      Director                       January 3, 2001
-------------------------------
      (Kathryn L. Munro)

      Bruce J. Nordstrom                     Director                       January 3, 2001
-------------------------------
     (Bruce J. Nordstrom)

         Richard Snell                       Director                       January 3, 2001
-------------------------------
        (Richard Snell)

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------


                                   EXHIBITS TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                        PINNACLE WEST CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

================================================================================

                                  EXHIBIT INDEX


      EXHIBIT                DESCRIPTION
      -------                -----------
        5.1          Opinion of Snell & Wilmer L.L.P.
       23.1          Consent of Deloitte & Touche LLP.
       23.2          Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
       24.1          Power of Attorney (included on signature page).